PAID

JUN 22 1998

Form **BCA-2.10** | **ARTICLES OF INCORPORATION**

(Rev. Jan. 1995)

George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756

Payment must be made by certified check, cashier's check, Illinois attorney's check, Illinois C.P.A's check or money order, payable to "Secretary of State."

This space for use by Secretary of State

FILED

JUN 19 1998

GEORGE H. RYAN
SECRETARY OF STATE

SUBMIT IN DUPLICATE!

This space for use by Secretary of State

Date 6-19-98
Franchise Tax $ 25.00
Filing Fee $ 75.00
Approved: J $100.00

1. CORPORATE NAME: ARTS & SCIENCE, LTD.

(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent: Scott M. Levin
First Name *Middle Initial* *Last name*

Initial Registered Office: 180 North Wacker Drive Suite 300
Number *Street* *Suite #*
Chicago IL 60606 Cook
City *Zip Code* *County*

3. Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful purposes for which corporations may be incorporated under the Illinois Business Corporations Act of 1983.

(44) 6/19/98

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

6-19

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$ N/A	10,000	1,000	$1,000

TOTAL = $1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

6000-719-5

(over)

5. *OPTIONAL:* (a) Number of directors constituting the initial board of directors of the corporation: ______

(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	City, State, ZIP

6. *OPTIONAL:* (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $ ______

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $ ______

(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $ ______

(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $ ______

7. *OPTIONAL:* *OTHER PROVISIONS*

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. **NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)**

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated June 17, , 19 98 .

Signature and Name	Address
1. [signature] *Signature*	1. 180 North Wacker Drive, Suite 300 *Street*
Jennifer Paganessi Fisher *(Type or Print Name)*	Chicago, Illinois 60606 *City/Town State Zip Code*
2. ______ *Signature*	2. ______ *Street*
______ *(Type or Print Name)*	______ *City/Town State Zip Code*
3. ______ *Signature*	3. ______ *Street*
______ *(Type or Print Name)*	______ *City/Town State Zip Code*

(Signatures must be in **BLACK INK** on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
- The filing fee is $75.
- The **minimum total due** (franchise tax + filing fee) is **$100.** (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State — Springfield, IL 62756
Department of Business Services — Telephone (217) 782-9522 or 782-9523

Form **BCA-10.30** (Rev. Jan. 1995)

ARTICLES OF AMENDMENT

File # 6000-719-5

SUBMIT IN DUPLICATE

George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-1832

Remit payment in check or money order, payable to "Secretary of State."

*The filing fee for articles of amendment - $25.00

FILED
AUG 07 1998
GEORGE H. RYAN
SECRETARY OF STATE

PAID
AUG 10 1998

This space for use by Secretary of State

Date 8-7-98
Franchise Tax $
Filing Fee* $ 25
Penalty $
Approved: EX

1. CORPORATE NAME: ARTS & SCIENCE, LTD. (Note 1)

2. MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on July 27, 19 98 in the manner indicated below. ("X" one box only)

[ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; (Note 2)

[X] By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment; (Note 2)

[ ] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment; (Note 3)

[ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment; (Note 4)

[ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10; (Notes 4 & 5)

[ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (Note 5)

3. TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

ART & SCIENCE, LTD.
(NEW NAME)

8-6   680

All changes other than name, include on page 2
(over)

3

Text of Amendment

b. *(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)*

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: *(If not applicable, insert "No change")*

No change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: *(If not applicable, insert "No change")*

No change

(b) The amount of paid-in capital (Paid-In Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: *(If not applicable, insert "No change")*

No change

	Before Amendment	After Amendment
Paid-in Capital	$________	$________

(Complete either item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated July 23, 19 98

Arts & Science, Ltd.
(Exact Name of Corporation at date of execution)

attested by [signature]
(Signature of Secretary or Assistant Secretary)

George M. Accattato, secretary
(Type or Print Name and Title)

by [signature]
(Signature of President or Vice President)

Laurence Hegarty, president
(Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated ________________, 19 ____